EXHIBIT 99.4

Michael A. McConnell                    DAVIS POLK & WARDWELL
State Bar No. 13447300                  Ulrika Ekman
J. Michael Sutherland                   David D. Tawil
State Bar No. 19524200                  450 Lexington Avenue
WINSTEAD SECHREST & MINICK P.C.         New York, New York 10017
777 Main Street, Suite 1100             (212) 450-4000
Fort Worth, Texas 76102
817/420-8240; 817/420-8201 fax
                                        SPECIAL COUNSEL FOR DEBTOR-IN-POSSESSION

COUNSEL FOR DEBTOR-IN-POSSESSION

                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

 In re:                                 ss.      Case No. 01-34275-SAF-11
                                        ss.      Case No. 01-34277-SAF-11
 WEBLINK WIRELESS, INC.,                ss.      Case No. 01-34279-SAF-11
 PAGEMART PCS, INC.,                    ss.
 PAGEMART II, INC.                      ss.      Jointly Administered Under
                                        ss.      Case No. 01-34275-SAF-11
 Debtors.                               ss.

                       THIRD ORDER IN AID OF CONFIRMATION



IN DALLAS, TEXAS:

     The Debtors' Second Amended Plan of Reorganization (the "Plan") was confirmed by order of this Court (the "Confirmation Order") entered on August 23, 2002. Among other things, the Confirmation Order amended the Plan. The Confirmation Order also provided, inter alia, that the Plan may be further amended. Since the entry of the Confirmation Order, the Debtors have become aware of an alternate distribution mechanic for Plan distributions to the Holders of Class 4 and Class 5 Claims (WebLink Note Claims). This alternative would accomplish these Plan distributions in a way that is more practical and less cumbersome for The Depositary Trust Company, the record holder of the WebLink Notes (as defined in the Plan), and would result in financial savings to the Debtors' estates. Accordingly, the Debtors have proposed the amendments to the Plan described below, and the Committee and the Holders of Class 2 and Class 3 Claims have agreed to these amendments. Therefore, the Plan is further hereby amended.

     Based upon the foregoing:


THIRD ORDER IN AID OF CONFIRMATION OF DEBTORS' SECOND AMENDED PLAN OF
REORGANIZATION                                                           Page 1

     IT IS ORDERED that:

     1. The following definition shall be added to Section 1.02 of the Plan in the proper alphabetical place:

     "Exchange Date" means, for each Holder of a WebLink Note Claim, the date after the Effective Date when such Holder shall deliver its certificate evidencing such WebLink Note Claim to the Indenture Trustee for purposes of receiving the distributions to be made to such Holder pursuant to
     Section 3.01 and Article 7 of the Plan.

     2. Section 5.02 of the Plan shall be restated in its entirety as follows:

     Cancellation of Notes, Instruments, Debentures, Common Stock, Options, and Warrants. On the Effective Date, except to the extent provided otherwise in the Plan or the Confirmation Order, all notes, instruments, certificates, and other documents evidencing (i) the Secured Credit Facility Claims, (ii) the Secured Vendor Financing Claims, (iii) the WebLink Note Claims, (iv) the Interests, including all WebLink Common Stock and WebLink Warrants, or (v) any other Claims represented by an instrument or judgment, shall be canceled and deemed terminated, except
     (x) the common stock of PageMart PCS, Inc. and PageMart II, Inc. owned by WebLink at the Effective Date and (y) the right to receive the distributions to be made pursuant to the Plan on account of the WebLink Note Claims. On the Effective Date, except to the extent provided otherwise in the Plan or the Confirmation Order, any indenture relating to any of the foregoing, including, without limitation, the WebLink Note Indentures, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code. The common stock interests in PageMart PCS, Inc. and PageMart II, Inc. shall not be canceled or terminated and shall survive the Debtors' Chapter 11 Cases and reorganization and remain unaltered but only to the extent such common stock interests were owned by WebLink at the Effective Date.

     3. Section 7.03(a) of the Plan shall be restated in its entirety as follows:

     Delivery of Distributions in General.

     Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on records of the Debtors. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Claims, if and to the extent provided in the Plan, shall be made in accordance with the provisions of the Plan and except in the case of distributions in respect of WebLink Note Claims, distributions will be made to Holders of record as of the Distribution Record Date. Distributions to


THIRD ORDER IN AID OF CONFIRMATION OF DEBTORS' SECOND AMENDED PLAN OF
REORGANIZATION                                                            Page 2

     Holders of WebLink Note Claims will be made to Holders of record as of the Exchange Date.

     4. Section 7.04 of the Plan shall be deleted in its entirety.



     IT IS SO ORDERED, this ___ day of September, 2002.


                                             ----------------------------------
                                             HONORABLE STEVEN A. FELSENTHAL
                                             UNITED STATES BANKRUPTCY JUDGE



THIRD ORDER IN AID OF CONFIRMATION OF DEBTORS' SECOND AMENDED PLAN OF
REORGANIZATION                                                            Page 3